EXHIBIT 10.28 TO 10-K

                               AGREEMENT OF LEASE


                                     BETWEEN


                                MARK P. SHAMBAUGH

                                    LANDLORD


                                       AND


                              SHAMBAUGH & SON, INC.

                                     TENANT



                             DATED: OCTOBER 31, 1998




                                    PREMISES

                         7614 AND 7720 OPPORTUNITY DRIVE
                              FORT WAYNE, IN 46825

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            AGREEMENT OF LEASE ("Lease"), made as of the 31st day of October,
1998, between Mark P. Shambaugh, as Landlord, and Shambaugh & Son, Inc., an Indiana corporation.

                                R E C I T A L S:

            WHEREAS, the Landlord is the owner of certain premises known as and by the street address of 7614 and 7720 Opportunity Drive, Fort Wayne, Indiana 46801 (as more particularly described on Schedule "A", annexed hereto and made a part hereof); and

            WHEREAS, the Landlord desires to rent the aforementioned premises to the Tenant and the Tenant desires to rent the aforementioned premises from the Landlord.

            NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, as well as their respective legal representatives, heirs, successors and assigns, hereby agree as follows:

                                    ARTICLE 1
                                    GLOSSARY

            For the purposes of this Lease, the following terms shall have the meanings indicated below:

            "Additional Rent" shall have the meaning set forth in Section 2.2(B) hereof.

            "Applicable Rate" shall mean the lesser of (x) three percentage points above the then current Prime Interest rate as published, from time to time, by the WALL STREET JOURNAL as its prime interest rate in its Money Rates section (or if such publication no longer exists or no longer publishes such rate, then the "base rate" as announced by Citibank, N.A. [or its successors], from time to time, for the rate presently referred to as its "base rate") or (y) the maximum rate permitted by applicable law.

            "Bankruptcy Code" shall mean 11 U.S.C. Section 101 ET SEQ., or any statute, federal or state, of similar nature and purpose, now or hereafter.

            "Building Systems" shall mean the mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service or support systems of any nature whatsoever located at or on the Premises, BUT shall not include installations made by Tenant or fixtures or appliances (regardless of whether or not such fixtures or appliances are owned by the Tenant or the Landlord).

            "Building Insurance" shall have the meaning set forth in Section
10.2 hereof.

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            "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of Indiana or the federal government.

            "Commencement Date" is October 31, 1998.

            "Event of Default" shall have the meaning set forth in Section 16.1 hereof.

            "Expiration Date" shall mean the Fixed Expiration Date or such other date on which the Term ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

            "Fixed Expiration Date" is October 31, 2008.

            "Fixed Rent" : $660,000.00 per annum ($55,000.00 per month) for the first Lease Year (as such term is hereinafter defined) subject to adjustment thereafter in accordance with the provisions of Rider 1 hereof.

            "Government Authority" or "Government Authorities" shall mean the United States of America, the State of Indiana, the County of Allen, the Municipality of Fort Wayne, and/or any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof.

            "Hazardous Materials" shall have the meaning set forth in Section
8.2 hereof.

            "Increase Notice" shall have the meaning set forth in Section 3 of Rider 1 attached hereto and made a part hereof.

            "Indemnitees" shall mean Landlord, his agents and contractors (and the partners, shareholders, officers, directors and employees of any of the Landlord's agents or contractors).

            "Initial Term" shall mean the ten (10) year period commencing on the Commencement Date.

            "Landlord", on the date as of which this Lease is made, shall mean Mark P. Shambaugh, but thereafter, "Landlord" shall mean any fee owner of the Premises.

            "Lease Year" shall mean each twelve (12) month period commencing on the Commencement Date and each anniversary of the Commencement Date.

            "Mortgage(s)" Shall mean any deed of trust, trust indenture or mortgage which may now or hereafter affect the Premises and all extensions, supplements, amendments, modifications, consolidations, refinancings and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

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
            "Mortgagee(s)" Shall mean any trustee or mortgagee or holder of a Mortgage.

            "Notice(s)" shall have the meaning set forth in Section 22.1(A) hereof.

            "Option" or "Options" shall have the meaning set forth in Section
26.1 hereof.

            "Option Period" or "Option Periods" shall have the meaning set forth in Section 26.1 hereof.

            "Permitted Use" shall mean general, executive and administrative offices, parking, machine shop, repair, and warehouse facilities in connection with Tenant's business as a mechanical contracting and service company and uses related thereto including the evolution of the Tenant's business consistent with the evolution of the mechanical contracting industry in general, subject to all applicable laws, regulations, codes and ordinances, and subject further to all recorded restrictions, covenants and limitations affecting the Premises, provided, however, that no recorded restrictions, covenants or limitations impair the use of the Premises for the purposes intended by Tenant as of the Commencement Date.

            "Person(s) or Person(s)" shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

            "Persons Within Tenant's Control" shall mean and include Tenant, all of Tenant's respective shareholders, directors, officers, agents, contractors, sub-contractors, servants, employees, licensees and invitees as well as any of the heirs, successors, representatives and assigns of any of the foregoing.

            "Premises" shall mean all that certain plot, piece and parcel of land, together with all buildings and improvements erected thereon, known as and by the street address of 7614 and 7720 Opportunity Drive, Fort Wayne, Indiana 46825 (as more particularly described on Schedule "A", annexed hereto and made a part hereof).

            "Price Index" shall have the meaning set forth in Section 1(B) of Rider 1 attached hereto.

            "Rental" shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable, now or hereafter, by Tenant hereunder.

            "Requirements" shall mean all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Governmental Authorities, now existing or hereafter created which affect, directly or indirectly, the Premises and/or the maintenance, use, operation or occupation of the Premises, and all recorded restrictions, covenants and limitations affecting the Premises, provided, however, that no recorded restrictions, covenants or limitations impair the use of the Premises for the purposes intended by Tenant as of the Commencement Date.


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            "Taxes" shall have the meaning set forth in Section 3.1 hereof.

            "Tenant", on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any and all successor tenant(s) hereunder shall not be released and relieved from any liability hereunder in the event of any assignment of this Lease or a sublet, in whole or in part, of the Premises.

            "Tenant Indemnitees" shall mean Tenant, its agents and contractors (and the partners, shareholders, officers, directors and employees of Tenant and its agents and contractors).

            "Tenant's Property" shall mean Tenant's movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property owned by the Tenant.

            "Term", on the date as of which this Lease is made shall mean the Initial Term, but thereafter shall be deemed to include any Option Period for which the Tenant exercises its Option pursuant to the provisions of Article 26 hereof.

                                    ARTICLE 2
                          DEMISE; PREMISES; TERM; RENT

            SECTION 2.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Initial Term to commence on the Commencement Date and to end on the Fixed Expiration Date, unless earlier terminated as provided herein and subject to the renewal options provided for in
Article 26 below.

            SECTION 2.2. Commencing upon the Commencement Date, Tenant shall pay to Landlord, in lawful money of the United States of America, without Notice or demand, without relief from valuation and appraisement laws, by good and sufficient check at the office of Landlord or at such other place as Landlord may designate from time to time, the following:

            (A) the Fixed Rent, as such term is defined in Article 1 hereof, which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term, and

            (B) additional rent ("Additional Rent") consisting of all other sums of money as shall become due from and be payable by Tenant hereunder.

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            SECTION 2.3. If the Commencement Date is other than the first day of a calendar month, or the Fixed Expiration Date is other than the last day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

            SECTION 2.4. Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense of any nature. It is understood and agreed that the Fixed Rent to be received by Landlord during the Term shall be net to Landlord so that this Lease shall yield to Landlord the Fixed Rent specified herein and, accordingly, all real estate taxes, insurance, maintenance and other expenses of any nature related to the Premises, excluding Landlord's income taxes, shall be solely the responsibility of Tenant unless otherwise specifically set forth herein.

                                    ARTICLE 3
                                REAL ESTATE TAXES

            SECTION 3.1. The Tenant covenants and agrees that it shall, within twenty (20) days of written demand by the Landlord to the Tenant, pay to the Landlord, as Additional Rent, any and all Taxes (as hereinafter defined) of any nature whatsoever assessed or imposed against the Premises for each and every Lease Year during the Term of this Lease. The Landlord hereby agrees that any demand given by the Landlord to the Tenant pursuant to the provisions of this
Section 3.1 shall include an accurate copy of the invoice, statement, bill or similar document issued by the relevant Governmental Authority or Governmental Authorities, as the case may be, with respect to the Taxes for which payment is demanded. For purposes of this Section 3.1, "Taxes" shall include, without limitation, any and all taxes assessed against the Premises, all personal property taxes, all ad valorem taxes and any and all other taxes assessed against the Premises by any Governmental Authority, now or hereafter, but shall EXCLUDE any special assessments or charges for improvements or infrastructure effected or installed prior to the Commencement Date. With respect to Taxes for tax periods commencing before or ending after the Term of this Lease, Tenant shall only be obligated to pay to Landlord the pro rata portion of such Taxes equal to the portion of such tax period falling within the Term of this Lease.

                                    ARTICLE 4
                                    UTILITIES

            SECTION 4.1. The Tenant shall contract for in its name, and covenants and agrees that it shall pay when due any and all charges incurred for, any and all utilities supplied to the Premises including, without limitation, electricity, water, heating oil and/or natural gas. Landlord represents and warrants to Tenant that electricity, water, telephone, sewer, and natural gas, if any, are present at and available to the Premises in quantities sufficient for Tenant's business purposes.

            SECTION 4.2. Landlord shall not be liable in any way to Tenant for any interruption or failure of or defect in the supply or character of any utility furnished to the Premises, now or hereafter, or for any loss, damage or expense Tenant may sustain if either the quantity or character of any utility is changed or is no longer suitable for Tenant's requirements, whether by reason of any requirement, act or omission of the public utility serving the Premises or for any other reason whatsoever. Notwithstanding the provisions of this Section 4.2, the Landlord shall be responsible for any and all actual damages suffered by the Tenant as a result of any interruption of utility service to the extent caused by the Landlord's gross negligence or intentional misconduct, and Rent shall abate until such service is fully restored.

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            SECTION 4.3. If any Taxes are imposed upon Landlord with respect to any utility furnished as a service to Tenant by any Governmental Authority, Tenant agrees that such Taxes shall be reimbursed by Tenant to Landlord upon written demand. The Landlord hereby agrees that any demand given by the Landlord to the Tenant pursuant to the provisions of this Section 4.3 shall include an accurate copy of the invoice, statement, bill or similar document issued by the relevant Governmental Authority or Governmental Authorities, as the case may be, with respect to the Taxes for which payment is demanded.

                                    ARTICLE 5
                                USE AND OCCUPANCY

            SECTION 5.1. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose of any nature whatsoever. However, nothing contained herein shall require Tenant to operate or occupy the Premises continuously during the Term.

                                    ARTICLE 6
                                   ALTERATIONS

            SECTION 6.1.

            (A)(1) Except as provided below, prior to making any additions, alterations or improvements to the Premises, Tenant shall: (i) submit to Landlord plans and specifications for approval by the Landlord (including to the extent reasonably applicable, layout, architectural, electrical, mechanical and structural drawings) that comply with all Requirements for each proposed addition, alteration or improvement to the Premises, and Tenant shall not commence any such work without first obtaining Landlord's approval of such plans and specifications; and (ii) at Tenant's expense, obtain all permits, approvals and certificates required by any Governmental Authorities. Upon completion of such addition, alteration or improvement, Tenant, at Tenant's expense, shall obtain certificates of final approval of such addition, alteration or improvement required by any Governmental Authority and shall furnish Landlord with copies thereof. All additions, alterations and improvements shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord and otherwise in accordance with all Requirements. All materials and equipment to be incorporated in the Premises as a result thereof shall be good quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement.

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
            (A)(2) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to make any alterations, additions and improvements to the Premises without the consent of the Landlord if and only if: (i) the total cost of such alterations, additions or improvements do not exceed Fifty Thousand and No/100 Dollars ($50,000.00) for any Lease Year; and (ii) Tenant shall not remove, materially alter or otherwise impair any structural element of the Premises or the Building System.

            (A)(3) Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any alteration, addition and improvement is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency thereof or with respect to Requirements or otherwise.

            (A)(4) Landlord, at Tenant's expense, and upon the request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted alteration, addition and improvement (provided that the provisions of the applicable Requirements shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith; provided, however, that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith.

            (B) All alterations, additions and improvements shall become a part of the Premises and shall be Landlord's property from and after the installation thereof and may not be removed or changed without Landlord's prior written consent. All Tenant's Property shall remain the property of Tenant and, on or before the Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant's sole cost and option; provided, however, that Tenant shall repair and restore in a good and workmanlike manner any damage to the Premises caused by such removal. The provisions of this Section 6.1(B) shall survive the expiration or earlier termination of this Lease.

            (C)(1) Any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be contested by appropriate judicial proceedings or shall be canceled or discharged by Tenant, at Tenant's expense, within ninety
      (90) days after such lien shall be filed and Tenant receives notice thereof, by payment or filing of the bond required by law.

            (C)(2) If Tenant shall fail to contest or discharge such mechanic's lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding.

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            (C)(3) Any amount paid by Landlord for any of the aforesaid charges and for all expenses of Landlord (including, but not limited to, reasonable attorneys' fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the Applicable Rate, shall be repaid by Tenant within twenty (20) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

            (D) Tenant shall have the right, at its sole cost and expense, to erect and maintain any exterior signs on the Premises with the prior written consent of Landlord so long as the same comply with all applicable Requirements. Landlord acknowledges consent to Tenant's signage in existence as of the Commencement Date.

      SECTION 6.2. Landlord reserves the right to construct additions to the office building and pre-fab shop as hereinafter specifically set forth; PROVIDED, HOWEVER, that such right shall expire in the event that, upon the day prior to the date upon which Landlord becomes contractually obligated to construct either of said additions either (i) Mark P. Shambaugh has not reasonably determined that the Tenant will be able to make productive use of such addition or (ii) Mark P. Shambaugh has ceased being employed as the Chief Executive Officer of Tenant.

            (A) Landlord reserves the right to construct an addition to the office building located upon the Premises containing approximately 20,000 additional square feet provided Landlord commences construction of said addition during the first three (3) years of the Initial Term. Landlord's addition to the office building shall be constructed pursuant to plans and specifications acceptable to Landlord and consistent with the existing interior and exterior structure and architecture of the office building. Landlord agrees to notify Tenant in writing of its election to construct said addition, and Landlord shall promptly thereafter commence and complete construction of the addition as soon as reasonably possible under the circumstances. Tenant agrees that upon completion of construction of the addition to the office building, Tenant shall take possession thereof and occupy the same. Upon completion of construction, Tenant agrees to pay as additional Fixed Rent an annual sum equal to Eleven and No/100 Dollars ($11.00) per square foot of leasable area contained within the addition to the office building, which amount shall be adjusted as if it were Fixed Rent upon the effective date hereof in accordance with Rider 1 and paid in equal monthly installments as Fixed Rent is paid pursuant to this Lease. From and after the completion of construction, the additional amounts paid pursuant to this subparagraph shall be deemed for all purposes to be Fixed Rent.


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
            (B) Landlord reserves the right to construct an addition to the pre-fab shop building located upon the Premises containing approximately 10,000 additional square feet provided Landlord commences construction of said addition during the first three (3) years of the Initial Term. Landlord's addition to the pre-fab shop building shall be constructed pursuant to plans and specifications acceptable to Landlord and consistent with the existing interior and exterior structure and architecture of the pre-fab shop building. Landlord agrees to notify Tenant in writing of its election to construct said addition, and Landlord shall promptly thereafter commence and complete construction of the addition as soon as reasonably possible under the circumstances. Tenant agrees that upon completion of construction of the addition to the pre-fab shop building, Tenant shall take possession thereof and occupy the same. Upon completion of construction, Tenant agrees to pay as additional Fixed Rent an annual sum equal to Six and No/100 Dollars ($6.00) per square foot of leasable area contained within the addition to the pre-fab shop building, which amount shall be adjusted as if it were Fixed Rent upon the effective date hereof in accordance with Rider 1 and paid in equal monthly installments as Fixed Rent is paid pursuant to this Lease. From and after the completion of construction, the additional amounts paid pursuant to this subparagraph shall be deemed for all purposes to be Fixed Rent.

                                    ARTICLE 7
                       REPAIRS; REPLACEMENTS; MAINTENANCE

            SECTION 7.1. Except for those repairs, replacements or maintenance required to be effected by Landlord, and further subject to the right of reimbursement herein provided, Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the improvements, buildings, Building Systems, fixtures, equipment, parking lots, landscaping and appurtenances located thereon and make all non-structural repairs, REPLACEMENTS or alterations thereto of any nature whatsoever as and when needed to preserve them in as good working order and condition as exists as of the Commencement Date, ordinary wear and tear excepted, ("Maintenance Repairs") or to comply with any Requirement ("Requirement Alteration"). If Tenant shall fail, after thirty (30) days Notice (or such shorter period as may be required because of an emergency), to commence to make repairs, replacements or alterations required to be made by Tenant and complete the same within a reasonable period of time thereafter exercising due diligence, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within twenty (20) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt Notice of any defective condition known to Tenant in any Building Systems located in, servicing or passing through the Premises. If the cost of any Maintenance Repair or Requirement Alteration, whether structural or non-structural, exceeds $10,000.00, and Landlord consents to such Maintenance Repair or Requirement Alteration after prior written notice from Tenant, then upon termination or other expiration of this Lease Landlord shall reimburse to Tenant the pro rata portion of the cost of such Maintenance Repair or Requirement Alterations equal to the portion of the useful life of such Maintenance Repair or Requirement Alternations that remains after the expiration or other termination of this Lease. The useful life of such Maintenance Repair or Requirement Alterations shall be established by the party making such Maintenance Repair or Requirement Alterations at the time made. Notwithstanding anything to the contrary contained in this Section, in no event shall Tenant be responsible for any repair, item of maintenance or replacement to the extent the same is caused by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents.

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
            SECTION 7.2. Landlord hereby assigns all warranties and guaranty agreements relating to the Premises and the Building Systems to Tenant during the Term.

            SECTION 7.3. Landlord hereby agrees to repair, maintain and replace all structural portions of the Premises, including, without limitation, exterior walls, support columns and walls, foundation and the roof in as good repair and working order as exists as of the Commencement Date, ordinary wear and tear excepted.

            SECTION 7.4 Tenant shall further be responsible for the payment of all assessments duly issued against the Premises as and when the same shall become due and payable during the Term of this Lease pursuant to the recorded plat and restrictions for Cook Road Office and Industrial Park. In the event any such assessment shall exceed $10,000.00 for capital improvements, then upon termination or other expiration of this Lease, Landlord shall reimburse Tenant the pro rata portion of the cost of such assessment equal to the useful life of the capital improvement that remains after the expiration or other termination of this Lease. The useful life of the capital improvement shall be determined by the party making the capital improvement at the time made.

                                    ARTICLE 8
                               REQUIREMENTS OF LAW

            SECTION 8.1. Tenant shall not do, and shall not permit (to the extent Tenant has control over the same) any act or thing in or upon the Premises which will invalidate or be in conflict with the certificate of occupancy for the Premises or violate any Requirements. Tenant shall immediately take all action, including but not limited to, making any Requirement Alterations necessary to comply with all Requirements which shall or may impose any violation, order or duty upon Landlord or Tenant arising from or in connection with the Premises, Tenant's occupancy, use or manner of use of the Premises or any installations in the Premises, or required by reason of a breach of any of Tenant's covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen as of the date hereof. Landlord represents and warrants to Tenant that as of the Commencement Date no condition exists with respect to the Premises that will necessitate any Requirement Alteration.

            SECTION 8.2. Tenant covenants and agrees that Tenant shall, at Tenant's sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below) in, on, under, about or


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
from the presence of which results from or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. The term "Hazardous Materials" shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBS, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ' 9601 ET SEQ., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. ' 6010, ET SEQ., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. 2601, ET SEQ., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. ' 466 ET SEQ., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. ' 7401 ET SEQ., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ' 1802, ET SEQ., and any hazardous or toxic substances or pollutant regulated under any other Requirements. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, claim, cost, damage, liability or expense (including attorneys' fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any Indemnitees by any Governmental Authority by reason of the presence in, on, under or about the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. Landlord shall indemnify and hold harmless all Tenant Indemnitees from and against any loss, claim, cost, damage, liability or expense (including attorneys' fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action or any other activity required or recommended of any Tenant Indemnitees by any Governmental Authority by reason of the presence in, on, under or about the Premises of any Hazardous Materials either in existence on the Commencement Date or that come to exist thereafter that are not the result of or in connection with the act or omission of Tenant or Persons Within Tenant's Control or the breach of this Lease by Tenant or Persons Within Tenant's Control. The foregoing covenants and indemnities shall survive the expiration or any termination of this Lease.

            SECTION 8.3. Landlord represents and warrants to Tenant that as of the date hereof Landlord has no notice of the presence, generation, storage, disposal or other use of Hazardous Materials on, in or under the Premises prior to the date hereof or any violation of any violation of any applicable Requirements relating to Hazardous Materials.

            SECTION 8.4. If Tenant shall receive notice of any violation of or defaults under, any Requirements, liens or other encumbrances applicable to the Premises, Tenant shall give immediate written Notice thereof to Landlord.

            SECTION 8.5. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and if the failure to secure such license or permit would, in any way, affect Landlord or the Premises, then Tenant, at Tenant's expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.



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
                                    ARTICLE 9
                                  SUBORDINATION

            SECTION 9.1. This Lease shall at all times, now and hereafter, be subject and subordinate to each and every Mortgage, whether made prior to or after the execution of this Lease, and to all extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder, provided that the Mortgagee confirms and accepts the provisions of Section 9.5 below. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Mortgagee superior to the interest of Tenant hereunder. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any document, in recordable form if requested, that Landlord or any Mortgagee may request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such document within twenty (20) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such document for and on behalf of Tenant.

            SECTION 9.2. The subordination set forth in Section 9.1 above is subject to the written agreement (a "Non-Disturbance Agreement") by any Mortgagee or any other person to whom Tenant may be required to attorn, that so long as Tenant is in compliance with the terms of this Lease, Tenant's use and occupancy of the Premises shall not be disturbed, and that all provisions of the Lease shall be given effect, including those related to the application of any proceeds of insurance. Landlord shall cause each Mortgagee, whether pursuant to a Mortgage now existing or hereafter arising, to execute and deliver to Tenant a Non-Disturbance Agreement, subject to the terms of the preceding sentence, in a form acceptable to such Mortgagee.

                                   ARTICLE 10
               INSURANCE; PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

            SECTION 10.1.

            (A) Neither Landlord nor Landlord's agents shall be liable for any injury or damage to persons or property, or interruption of Tenant's business, resulting from fire or other casualty caused by Persons other than the Landlord.

            (B) Tenant shall give written Notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence, fire or other casualty and all damages to or defects in the Premises for the repair of which Landlord might be responsible. Such Notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for Notice.

            SECTION 10.2. Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the State of Indiana standard form of fire insurance with extended coverage, or with rental, liability, boiler, sprinkler, water damage, war risk or other insurance policies covering the Premises (hereinafter referred to as "Building Insurance"); and Tenant, at Tenant's own expense, shall comply with all rules, orders, regulations and requirements of all insurance boards.

            SECTION 10.3.

            (A) Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in full force and effect during the Term, for the benefit of Landlord, any Mortgagees and Tenant, the Building Insurance in an amount equal to the replacement value of the Building and its contents (not to exceed $7,417,000.00) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, broad form contractual liability and broad form property damage coverages) with coverage limits of $1,000,000 per occurrence and $2,000,000 in the aggregate, against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity, arising from or relating to the conduct and operation of Tenant's business in, on or about the Premises (which shall include Tenant's signs, if any), or arising from or related to any act or omission of Tenant or of Persons Within Tenant's Control.

            (B) Landlord and any Mortgagees shall be named as additional insureds in said policies. All said policies of insurance shall be: (i) written as "occurrence" policies; (ii) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; and (iii) issued by reputable and independent insurance companies rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "XI", and which are licensed to do business in the State of Indiana. Upon Landlord?s request, Tenant shall deliver to Landlord the policies of insurance or certificates thereof, together with evidence of payment of premiums thereon, and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord and any Mortgagees at least thirty (30) days prior written Notice thereof.

            (C) Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

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
            (D) Tenant, at Tenant's sole cost and expense, shall maintain insurance protecting and indemnifying Tenant against any and all damage to or loss of Tenant's Property, and all claims and liabilities relating thereto.

            SECTION 10.4.

            (A) Landlord and Tenant hereby release each other and their respective agents, employees, partners, shareholders, officers and directors from any claims or actions for damage to the Premises or Tenant's Property to the extent the same are covered by proceeds of any insurance policies maintained by the parties hereto under the terms of this Lease or in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other party in connection with any damage covered by any such policy.

            (B) The waiver of subrogation referred to in Section 10.4(A) above shall extend to the agents and employees of each party, but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this
      Section 10.4 shall be deemed to relieve the Landlord or Tenant from any duty imposed elsewhere in this Lease to repair, restore and rebuild the Premises, in whole or in part.

                                   ARTICLE 11
                       DESTRUCTION BY FIRE OR OTHER CAUSE

            SECTION 11.1. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate written Notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 11.2 and 11.3 below, proceed with reasonable diligence, after receipt of the net proceeds of insurance, to repair or cause to be repaired such damage at its expense, to the condition immediately preceding such damage and, if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage, then the Fixed Rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date that is thirty (30) days after the date when the repair of such damage shall have been substantially completed. If Landlord or any Mortgagee shall be unable to collect the insurance proceeds applicable to such damage because of some action or inaction on the part of Tenant or Persons Within Tenant's Control, then Landlord shall have no duty to make such repairs or effect any restoration hereunder. Tenant covenants and agrees to cooperate with Landlord and any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

            SECTION 11.2. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof unless caused by Landlord. Tenant understands that Landlord, in reliance upon Section 10.3 hereof, will not carry insurance of any kind on Tenant's Property, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

            SECTION 11.3.

            (A) Notwithstanding anything to the contrary contained in Sections
      11.1 and 11.2 above, in the event that:

               (1)at least fifty (50%) percent of the rentable square feet of the Premises shall be damaged by a fire or other casualty so that substantial alteration or reconstruction of the Premises shall be required (whether or not the remainder of the Premises shall have been damaged by such fire or other casualty and without regard to the structural integrity of the Premises); or

               (2)the Premises shall be totally or substantially damaged or shall be rendered wholly or substantially unsuitable for the Permitted Use; or

               (3)the Landlord fails to commence any repairs, reconstruction or restoration of the Premises within sixty (60) days after a casualty; or

               (4)Landlord fails complete all repairs, reconstruction or
            restoration of the Premises within one hundred twenty (120) days after the date of casualty;

then, as a result of any circumstances described in subparagraphs (1), (2), (3) or (4) hereof, the Tenant, at Tenant's option, may terminate this Lease and the term and estate hereby granted, by notifying the Landlord in writing of such termination within one hundred twenty (120) days after the date of such damage [as to subparagraphs (1) and (2)] or within thirty (30) days after the passage of the times periods in subparagraphs (3) and (4) above. In the event that such a Notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said Notice with the same effect as if that date were the Fixed Expiration Date, and the Fixed Rent and Additional Rent hereunder shall be apportioned as of such date. Notwithstanding the termination of this Lease as provided in this Subsection 11.3(A) Landlord shall be obligated to reimburse to Tenant a portion of the cost of any Maintenance Repair or Requirement Alterations to the extent required by
Section 7.1 above. In the event of an occurrence as described in subparagraphs
(1) or (2) above, Landlord, at Landlord's option, may terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within one hundred twenty (120) days after the date of such damage.

                                   ARTICLE 12
                                 EMINENT DOMAIN

            SECTION 12.1. If the whole of the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Premises is so acquired or condemned then, except as hereinafter provided in this Section 12.1, this Lease and the Term shall continue in effect but, if a part of the Premises is so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Additional Rent, if any, shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation. If the part of the Premises acquired or condemned contains more than fifty percent (50%) of the rentable square feet of the Premises or if, by reason of such acquisition or condemnation, the Premises shall be rendered wholly or substantially unsuitable for the Permitted Use, then either Landlord or Tenant may terminate this Lease and the Term and estate hereby granted, by notifying the other party in writing of such termination within one hundred twenty (120) days after the date upon which Tenant receives Notice of vesting of title. In the event that such Notice of termination shall be given, then this Lease and the Term and estate hereby granted shall expire as of the date of termination stated in said Notice, with the same effect as if that date were the Fixed Expiration Date. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 12.1, the Fixed Rent or Additional Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent for any period after such date shall be refunded by Landlord to Tenant.

            SECTION 12.2. In the event of any such acquisition or condemnation of all or any part of the Premises, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, but shall be obligated to proceed with reasonable diligence to repair and restore the Premises, at Landlord's expense, to a condition most suitable for the Permitted Use. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this
Section 12.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant's Property included in such taking, and for any moving expenses, so long as Landlord's award is not reduced thereby.

            SECTION 12.3.

            (A) Notwithstanding anything to the contrary contained in Sections
      12.1 and 12.2 above, in the event that:

               (1)the Landlord fails to commence any repairs, reconstruction or restoration of the Premises within sixty (60) days after the physical taking of a portion of the Premises; or

               (2)Landlord fails complete all repairs, reconstruction or
            restoration of the Premises within one hundred twenty (120) days after the date of such physical taking,

then, as a result of any circumstances described in subparagraphs (1) or (2) hereof, the Tenant, at Tenant's option, may terminate this Lease and the term and estate hereby granted, by notifying the Landlord in writing of such termination within thirty (30) days after the passage of the times periods in subparagraphs (1) and (2) above. In the event that such a Notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said Notice with the same effect as if that date were the Fixed Expiration Date, and the Fixed Rent and Additional Rent hereunder shall be apportioned as of such date. Notwithstanding the termination of this Lease as provided in this Subsection 12.3(A) Landlord shall be obligated to reimburse to Tenant a portion of the cost of any Maintenance Repair or Requirement Alterations to the extent required by Section
7.1 above.

                                   ARTICLE 13
                     ASSIGNMENT; SUBLETTING; MORTGAGE; ETC.

            SECTION 13.1.

            (A) The Tenant shall not: (i) assign this Lease; or (ii) mortgage or encumber Tenant's interest in this Lease, in whole or in part; or (iii) sublet, or permit the subletting of, the Premises or any part thereof without the prior consent of Landlord. Notwithstanding the provisions of this Section 13.1, the use of the Premises by any Person AFFILIATED (as such term is hereinafter defined) with the Tenant or under the COMMON CONTROL (as such term is hereinafter defined) of Comfort Systems USA, Inc., as the case may be, shall not be deemed an assignment of this Lease or a sublet of the Premises, provided Tenant is not in default and remains fully obligated pursuant to the terms and conditions of this Lease. For purposes of this Article 13, a Person shall be deemed to be an "affiliate" of the Tenant or under the "common control" of Comfort Systems USA, Inc., if such Person is a member of a "parent-subsidiary controlled group" as such term is defined by Section 1563(a)(1) of the Internal Revenue Code of 1986, as amended or a member of a "brother-sister controlled group" as such term is defined by Section 1563(a)(2) of the Internal Revenue Code of 1986, as amended of which either Comfort Systems USA, Inc. or the Tenant, as the case may be, is a member.

            (B) Notwithstanding the provisions otherwise set forth in this
      Article 13, no reorganization, consolidation and/or restructuring of the Tenant or the sale or transfer of any of its stock shall be deemed an assignment of this Lease or a sublet of the Premises, provided that the surviving entity resulting from such reorganization, consolidation and/or restructuring remains fully obligated pursuant to the terms and conditions of this Lease as Tenant.

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
            SECTION 13.2. If Tenant's interest in this Lease shall be assigned in violation of the provisions of this Article 13, such assignment shall be invalid and of no force and effect against Landlord. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article 13, Landlord, may collect an amount equal to the then Fixed Rent plus any other items of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Rent and the other items of Rental reserved in this Lease. No such assignment, subletting, occupancy, or use, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease.

                                   ARTICLE 14
                               ACCESS TO PREMISES

            SECTION 14.1. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times during Tenant's regular business hours upon (except in case of emergency) reasonable prior notice, which notice may be oral, to examine the same, to show the same to prospective purchasers or Mortgagees and to make such repairs, alterations, improvements or additions: (i) as Landlord may deem necessary or required under the terms of the Lease; or (ii) which Landlord may elect to perform at least twenty (20) days after notice (except in an emergency when no notice shall be required) following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and except as herein provided the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall promptly repair any damage caused to the Premises or Tenant's Property by such work, alterations, improvements or additions. In all events, Landlord shall use its best efforts not to interfere with or obstruct Tenant's business activities on or in the Premises during any entry.

                                   ARTICLE 15
                            CERTIFICATE OF OCCUPANCY

            SECTION 15.1. Landlord represents and warrants to Tenant that use and occupancy of the Premises for the Permitted Uses shall not violate the certificate of occupancy for the Premises or any Requirement. Tenant shall not at any time, now or hereafter, use or occupy the Premises, directly or indirectly, in violation of the certificate of occupancy for the Premises and in the event that any Governmental Authority hereafter contends or declares by notice, order or in any other manner whatsoever that the Premises are used for a purpose that is not included in the Permitted Uses and is a violation of such certificate of occupancy, Tenant shall, upon three (3) Business Days' written Notice from Landlord or any Government Authority, immediately discontinue such use of the Premises.

                                   ARTICLE 16
                                     DEFAULT

            SECTION 16.1. Each of the following events shall be an "Event of Default" under this Lease:

            (A) if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or Additional Rent or in the payment when due of any other item of Rental and such default shall continue for ten
      (10) days from and after the date on which Landlord gives Tenant written Notice specifying such default; or

            (B)(1) if Tenant shall not, or shall be unable to, or shall admit in writing Tenant's inability to, as to any obligation, pay Tenant's debts as they become due; or

            (B)(2) if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on Tenant's behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

            (B)(3) if Tenant shall make a general assignment for the benefit of creditors; or

            (B)(4) if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant's debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant's property, which either: (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect; or (ii) remains undismissed for a period of sixty (60) days; or

            (B)(5) if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within ninety (90) days; or

            (C) if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed, and Tenant shall fail to remedy such default within thirty (30) days after written Notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days, if Tenant shall not: (i) duly institute within said thirty (30) day period; and (ii) thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same.

            SECTION 16.2. If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord's option, give written Notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such Notice, which date shall not be less than ten (10) days after the giving of such Notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the Notice given pursuant to this Section 16.2 were the Fixed Expiration Date and Tenant thereafter shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(B), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on ten (10) days' Notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said ten (10) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall thereafter quit and surrender the Premises as aforesaid.

            SECTION 16.3. If, at any time: (i) Tenant shall consist of two (2) or more Persons; or (ii) Tenant's obligations under this Lease shall have been guaranteed by any Person other than Tenant; or (iii) Tenant's interest in this Lease has been assigned, the word "Tenant" as used and referred to in this Lease, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(B) hereof shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under
Section 16.2 hereof.

            SECTION 16.4. In the event of any default by Landlord hereunder, except as otherwise provided herein, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure such default or to commence to cure such default if any such default cannot be reasonably cured within such 30-day period, in which event Landlord shall prosecute such cure with diligence to a conclusion. Unless and until Landlord fails to so cure or proceed with diligence to cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.

If Landlord is in default hereunder, and fails to cure the same timely, in addition to any and all other rights, remedies and recourses available to Tenant, Tenant may undertake to cure such default on behalf of Landlord, and thereupon Landlord agrees to pay Tenant, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Tenant in taking such remedial actions with interest thereon at the Applicable Rate. In addition to the foregoing, Tenant shall also have the same rights granted to Landlord under Section 17.1(B) relating to injunctive or equitable relief. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Tenant from invoking any other remedy allowed at law or in equity.

                                   ARTICLE 17
                              REMEDIES AND DAMAGES

            SECTION 17.1.

            (A) If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

               (1)Tenant shall quit and peacefully surrender the Premises to
            Landlord, and Landlord and its agents may, after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without Notice, either by summary proceedings, or by any other applicable action or proceeding or otherwise, and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

               (2)Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord may determine; provided, however, that Landlord shall exercise reasonable efforts to mitigate any damages related to liability of Tenant under this Lease.

            (B) In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach.

            SECTION 17.2.

            (A) If this Lease and the Term shall expire and come to an end as provided in Article 2 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 17.1 hereof, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

               (1)Tenant shall pay to Landlord all Fixed Rent, Additional Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

               (2)if Landlord has not terminated the Lease, but only Tenant's right of possession to the Premises, Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency ("Deficiency") between the Rental for the period which is the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 17.1(A)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord's reasonable and actual expenses in connection with the termination of Tenant's right of possession, Landlord's re-entry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting, to the extent the same are allocable to the remaining
            Term); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

               (3)alternatively, if Landlord has terminated the Lease, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, and as and for liquidated and agreed final damages, a sum equal to the amount by which the present value (calculated using the Base Rate as the discount rate) of the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the present value (calculated using the Base Rate as the discount rate) of the then fair and reasonable rental value of the Premises for the same period, taking into consideration reasonable costs incurred to relet the Premises; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are relet by Landlord on a fair and arms-length basis for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

            (B) Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Nothing contained in this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

                                   ARTICLE 18
                                FEES AND EXPENSES

            SECTION 18.1. If an Event of Default shall have occurred by Tenant or Landlord has defaulted on its obligations on this Lease and the same is not cured within any applicable cure period, the non-defaulting party may (1) perform any term, covenant or condition of this Lease for the account of the defaulting party, or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to the non-defaulting party, including, but not limited to, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be paid by the defaulting party to the non-defaulting party within twenty (20) days after rendition of any bill or statement therefor.

                                   ARTICLE 19
                                   END OF TERM

            SECTION 19.1. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty or by condemnation excepted, and Tenant shall remove all of Tenant's Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises occasioned by such removal.

            SECTION 19.2. If the Premises are not surrendered upon the expiration or other termination of this Lease and all Tenant Property removed as provided above, Tenant shall be deemed to be occupying the Premises as a tenant at will, and after sixty (60) days written notice from Landlord, such continued occupancy will be at a rental equal to the Fixed Rent herein provided plus fifty percent (50%) of such amount and otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at will.

            SECTION 19.3. Tenant's obligations under this Article 19 shall survive the expiration or termination of this Lease.

                                   ARTICLE 20
                                     NOTICES

            SECTION 20.1.

            (A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease ("Notice(s)") shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if deposited with a nationally recognized overnight courier or if deposited in the United States mail, and sent by first class mail, certified, return receipt requested with postage prepaid, and in any case addressed:

            IF TO TENANT:
            (i) at Tenant's address first set forth in this Lease and (ii) to the Premises, and


            WITH A COPY TO:
            Comfort Systems USA, Inc.
            777 Post Oak Boulevard, Suite 500
            Houston, TX 77056
            Attention:  General Counsel

            IF TO LANDLORD:
            Mark P. Shambaugh
            2233 East Cedar Canyons Road
            Fort Wayne, IN 46845

            WITH A COPY TO:
            N. Reed Silliman, Esq.
            Baker & Daniels
            111 East Wayne Street, Suite 800
            Fort Wayne, IN 46802

            and any Mortgagee who may have requested the same, by Notice given in accordance with the provisions of this Article 20, at the address designated by such Mortgagee, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by Notice given to the other in accordance with the provisions of this Article 20.

            (B) Notices shall be deemed to have been rendered or given (a) on the date delivered, if delivered by hand, (b) on the day after being deposited with a nationally recognized overnight courier or (c) five (5) days after deposit in the United States mail, as provided in Section 20.1(A) hereof.

                                   ARTICLE 21
                                    INDEMNITY

            SECTION 21.1. Tenant shall not do or permit any act or thing to be done in, at or upon the Premises that may subject any Indemnitee to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises as to protect each Indemnitee fully against any such liability and responsibility. Tenant shall indemnify and save harmless the Indemnitees from and against (a) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in, on or about the Premises during the Term or during Tenant's occupancy of the Premises, unless, and to the extent not, caused by the negligent or intentional misconduct of Landlord, and (b) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, claims, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. If any claim, action or proceeding is made or brought against any Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Indemnitee pursuant to the terms of this Lease, then, upon demand by the Indemnitee, Tenant, at its sole cost and expense, shall contest or defend such claim, action or proceeding in the Indemnitee's name, if necessary, by such attorneys as the Indemnitee may select, including, without limitation, attorneys for the Indemnitee's insurer. The provisions of this
Article 21 shall survive the expiration or earlier termination of this Lease.

            SECTION 21.2. Landlord shall indemnify and save harmless the Tenant and the other Tenant Indemnitees from and against (a) all claims against the Tenant Indemnitees arising from any accident, injury or damage whatsoever caused to any person or the property of any person and occurring in, on or about the Premises during the Term or during Tenant's occupancy of the Premises to the extent caused by the negligent or intentional misconduct of Landlord and (b) any breach, violation or nonperformance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Landlord. This indemnity and hold harmless shall include indemnity from and against any and all liability, claims, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. If any claim, action or proceeding is made or brought against any Tenant Indemnitee, against which claim, action or proceeding Landlord is obligated to indemnify such Tenant Indemnitee pursuant to the terms of this Lease, then, upon demand by the Tenant Indemnitee, Landlord at its sole cost and expense shall contest or defend such claim, action or proceeding in the Tenant Indemnitee's name, if necessary, by such attorneys as the Tenant Indemnitee may select, including without limitation attorneys for the Indemnitee's insurer. The provisions of this Article 21 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 22
                                 RENEWAL OPTIONS

            SECTION 22.1. Provided that there is no Event of Default at the time the Option (as such term is hereinafter defined) is to be exercised, the Tenant shall have the option to renew this Lease for one (1) additional five (5) year period as follows:

      OPTION PERIOD shall commence on the tenth (10th) anniversary of the Commencement Date and shall continue up to and including the day before the fifteenth (15th) anniversary of the Commencement Date, the aforementioned option period is referred to herein as the "Option Period".

            SECTION 22.2. The Option granted to the Tenant pursuant to the provisions of Section 22.1 hereof shall be exercised by the Tenant giving written Notice to the Landlord of the Tenant's intent to exercise the Option not less than one-hundred twenty (120) days prior to the expiration of the Initial Term.

            SECTION 22.3. In the event that the Tenant exercises the Option, the Landlord and the Tenant hereby agree that this Lease shall continue in full force and effect and remain unamended during the Option Period, except that the Fixed Rent payable by the Tenant to the Landlord during such Option Period shall continue to be increased annually in accordance with the provisions of Rider 1 hereof.

                                   ARTICLE 23
                           COVENANT OF QUIET ENJOYMENT

            SECTION 23.1. Landlord covenants that, upon Tenant paying all Fixed Rent and Additional Rent and observing and performing all of the terms, agreements, covenants, provisions and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises.

                                   ARTICLE 24
                                  MISCELLANEOUS

            SECTION 24.1. The obligations of Landlord under this Lease shall be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Premises, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be freed and relieved of any of the covenants and obligations of Landlord under this Lease thereafter arising, upon the date that the transferee shall have assumed, in writing, for the benefit of Tenant, all obligations of the Landlord under this Lease arising after the effective date of the transfer.

            SECTION 24.2. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

            SECTION 24.3. Upon the request of either party, the other will execute and deliver a mutually acceptable memorandum of this Lease in recordable form.

            SECTION 24.4. Except as otherwise provided specifically herein, any consent or approval required to be obtained from Landlord or Tenant under this Lease shall not be unreasonably withheld, conditioned or delayed.

            SECTION 24.5. Landlord represents and warrants to Tenant that Landlord has full power and authority to enter into this Lease without the consent of any other parties, including any Mortgagees. Tenant and the person executing this Lease on behalf of Tenant hereby covenant and warrant that: (i) Tenant is now and shall remain throughout the term of this Lease a duly organized and validly existing corporation qualified to do business in the State of Indiana; and (ii) the persons executing this Lease on behalf of Tenant are duly authorized to do so by all necessary corporate action.

            SECTION 24.6. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

            SECTION 24.7. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            SECTION 24.8. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. This Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, and (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought.

            SECTION 24.9. The laws of the State of Indiana applicable to contracts made and to be performed wholly within the State of Indiana shall govern and control the validity, interpretation, performance and enforcement of this Lease without regard to principles of conflicts of law.

            SECTION 24.10. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

            SECTION 24.11. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, heirs, successors, and, except as otherwise provided in this Lease, their assigns.

            SECTION 24.12. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to Landlord's interest in the Premises, and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of the sale of Landlord's interest in the Premises. The foregoing provision is not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in the case of a recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant's rights to injunctive relief or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease.

            SECTION 24.13. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

            (A) The words "herein", "hereof", "hereunder" and "hereby" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

            (B) Obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.

            (C) Reference to "termination of this Lease" or "expiration of this Lease" and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or by law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except: (i) as shall be expressly provided for in this Lease; and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

            (D) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.



                                    /s/
                                    -----------------------------------------
                                    MARK P. SHAMBAUGH


                                                      "Landlord"

                                    SHAMBAUGH & SON, INC.,
                                    an Indiana Corporation


                                    By: /s/
                                        ------------------------------------
                                    Printed: KEVIN L. BEACH
                                    Its:     V.P./SEC'Y.

                                                              "Tenant"

                                     RIDER 1
                             INCREASES IN FIXED RENT

            SECTION 1.  For purposes of the Lease:

            (A) "Bureau" means the Federal Bureau of Labor Statistics or any successor agency that shall issue the indices or data referred to in subparagraph (ii) below.

            (B) "Price Index" means the Consumer Price Index for All Urban Consumers for the Fort Wayne, Indiana geographic area, 1982-1984=100, issued from time to time by the Bureau or any other successor measure hereafter employed by the Bureau in lieu of such price index that measures the cost of living for such geographic area or failing such successor, the most nearly comparable index (reflecting changes in costs of housing including rental housing, energy and services), published by a Governmental Authority, appropriately adjusted. Furthermore, if hereafter the Price Index is converted to a different standard reference base or a substantial change is made in the terms or number of items contained therein, the Price Index shall be adjusted (with the use of such conversion factor, formula or table as is published by the Bureau, or if it shall not publish same, the conversion factor published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information) to the figure that would have resulted if not for such conversion or change.

            (C) "Base Index" means the Price Index issued for December 31, 1998.

            (D) "Applicable Price Index" for a Lease Year means the Price Index most recently issued prior to the date on which such Lease Year commences.

            SECTION 2.

            (A) Tenant shall pay to Landlord the Fixed Rent in the amount set forth in Article 1 of this Lease for the first Lease Year.

            (B) Beginning after the end of the first Lease Year, and for each and every Lease Year thereafter, the Tenant shall pay to the Landlord, as Fixed Rent, an amount equal to the GREATER of:

                  (1) an amount equal to the sum of (x) the percentage by which the Applicable Price Index for such Lease Year exceeds the Applicable Price Index for the immediately preceding Lease Year, multiplied by the Fixed Rent payable for such immediately preceding Lease Year and (y) such Fixed Rent payable for the immediately preceding Lease Year (e.g., if the Base Index is 200, the Applicable Price Index for the second Lease Year is 203, the Applicable Price Index for the third Lease Year is 215, and the Fixed Rent payable for the second Lease Year is $50,000.00, then the Applicable Price Index for the third Lease Year exceeds the Applicable Price Index for the second Year by 5.91% (i.e., the difference between 203 and 215), and the Fixed Rent derived from the aforesaid calculation shall be $52,955.75 (5.91% of $50,000.00, which is $2,955.00, plus
            $50,000.00); or

                  (2) an amount equal to the Fixed Rent for the immediately
            preceding Lease Year.

The Landlord and the Tenant hereby acknowledge that it is the mutual intention of the parties that for each and every Lease Year subsequent to the first Lease Year during the Term hereof, the Fixed Rent payable by the Tenant to the Landlord hereunder shall never be decreased from the prior Lease Year.

SECTION 3. Upon Notice by the Landlord to the Tenant of an increase in the Fixed Rent pursuant to the provisions of this Section 3 ("Increase Notice?), the Tenant shall pay the Fixed Rent as set forth in the Increase Notice for the period in which the increase identified in such Notice shall apply.

                                   SCHEDULE A
                                LEGAL DESCRIPTION
                                OPPORTUNITY DRIVE

Lots 2, 3 and 4, all in Cook Road Office in Industrial Park. Section I, according to the recorded plat thereof in plat book 47, page 132-137, and re-recorded in plat book 48, pages 126-131, in the Office of the Recorder of Allen County, Indiana.